UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024 (May 13, 2024)

Cardiff Lexington Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

844 628-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 22, 2022, Cardiff Lexington Corporation (the “Company”) issued a consolidated senior secured convertible promissory note (the “Note”) to Leonite Capital LLC (“Leonite”).

On May 13, 2024, the Company entered into a securities exchange agreement (the “Exchange Agreement”) with Leonite, pursuant to which Leonite exchanged the Note, with a balance of $3,755,632 as of such date, for 938,908 shares of the Company’s newly designated series Y senior convertible preferred stock (the “Shares”).

The Exchange Agreement contains customary representations and warranties and covenants for a transaction of this type. In addition, pursuant to the Exchange Agreement, so long as the shares of series Y senior convertible preferred stock are outstanding, the Company agreed that it will not, without Leonite’s prior written consent: (i) change the nature of its business; (ii) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; (iii) enter into any Variable Rate Transactions (as defined in the Exchange Agreement) or solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any Variable Rate Transactions; or (iv) accept a merchant-cash-advance in which the Company sells future receivables at a discount or any other factoring transactions, or similar financing instruments or financing transactions. Pursuant to the Exchange Agreement, the Company also granted Leonite with piggy-back registration rights to register the shares of common stock underlying the series Y senior convertible preferred stock.

The Exchange Agreement also contains a standard most favored nations provision which provides that, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the date of the Exchange Agreement, by the Company or any subsidiary, with any term that Leonite reasonably believes is more favorable to the purchaser of such security than to Leonite, or with a term in favor of the purchaser of such security that Leonite reasonably believes was not similarly provided to it, then (i) the Company shall notify Leonite of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, which notice shall be deemed to have been given to Leonite if the terms of such issuance or amendment are publicly disclosed, and (ii) such term, Leonite’s option, shall become a part of the securities issued to Leonite.

In connection with securities exchange agreement, the Company also entered into a security and pledge agreement (the “Security Agreement”) with Leonite, pursuant to which the Company granted grant a security interest in all of its assets and those of its subsidiaries.

The terms of the series Y senior convertible preferred stock are governed by a certificate of designation filed with the Nevada Secretary of State on May 14, 2024 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company designated 1,000,000 shares of its preferred stock as series Y senior convertible preferred stock. Following is a summary of the material terms of the series Y senior convertible preferred stock:

•	Ranking. The series Y senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each series of the Company’s preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series Y senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series Y senior convertible preferred stock; and (iii) junior to each class or series that is expressly made senior to the series Y senior convertible preferred stock.

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•	Dividend Rights. Holders of series Y senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an Event of Default (as defined in the Certificate of Designation), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date and may be paid in cash or common stock at the Company’s discretion; provided that the Company may only pay dividends in common stock if such common stock is free-trading, freely transferable, and does not contain a legend (or be subject to stop transfer or similar instructions) restricting the resale or transferability thereof. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the Company’s common stock on its principal trading market (the “VWAP”) during the five (5) trading days immediately prior to the applicable payment date.

•	Liquidation Rights. Subject to the rights of creditors and the holders of any Senior Securities or Parity Securities (in each case, as defined in the Certificate of Designation), upon any Liquidation Event (as defined in the Certificate of Designation), before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities (as defined in the Certificate of Designation), including the common stock, each holder of outstanding series Y senior convertible preferred stock shall be entitled to receive an amount of cash equal to the greater of (i) 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders or (ii) such amount per share as would have been payable had all shares of series Y senior convertible preferred stock been converted into common stock immediately prior to such liquidation event.

•	Voting Rights. Holders of series Y senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series Y senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series Y senior convertible preferred stock, which majority must include Leonite so long as it holds any shares of series Y senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Designation, prior to the Company’s issuance of additional shares of series Y senior convertible preferred stock or prior to the creation or issuance of any securities that are not subordinate to the series Y senior convertible preferred stock or new Indebtedness (as defined in the Certificate of Designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series Y senior convertible preferred stock in full.

•	Conversion Rights. Commencing on the first anniversary of the date on which the Company’s common stock begins trading on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), each share of series Y senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date. Such conversion price is subject to adjustment if the Company issues common stock or securities convertible into or exercisable or exchangeable for common stock at a price lower than such conversion price, subject to certain exceptions. Notwithstanding the foregoing, in no event shall the holder of any series Y senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series Y senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

The foregoing description of the Exchange Agreement, the Security Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this report, which are incorporated herein by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the series Y senior convertible preferred stock is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Certificate of Designation of Series Y Senior Convertible Preferred Stock of Cardiff Lexington Corporation
10.1	Securities Exchange Agreement, dated May 13, 2024, between Cardiff Lexington Corporation and Leonite Capital LLC
10.2	Security and Pledge Agreement, dated May 13, 2024, among Cardiff Lexington Corporation, Nova Ortho and Spine, LLC, Edge View Properties, Inc. and Leonite Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2024	CARDIFF LEXINGTON CORPORATION

/s/ Alex Cunningham
Name: Alex Cunningham
Title: Chief Executive Officer

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